Exhibit 23.5

CONSENT OF INTEGRA REAL ESTATE RESOURCES, INC.

We hereby consent to the use of our name in the Registration Statement on Form S-11, to be filed by Morgan Properties Trust and the related prospectus and any further amendments or supplements thereto (collectively, the “Registration Statement”) and the references to replacement costs for typical newly constructed multifamily properties in the Morgan Properties core markets of Philadelphia, New York-New Jersey and Baltimore-Washington, D.C. prepared by Integra Real Estate Resources, Inc. and/or any of its affiliates and reported in the Integra Typical Replacement Cost Multi Family Apartment Properties report for Morgan Properties Trust wherever appearing in the Registration Statement, including, but not limited to the references to replacement costs under the headings “Prospectus Summary” and “Our Business and Properties” in the Registration Statement.

Dated: July 22, 2011

INTEGRA REAL ESTATE RESOURCES, INC.

	By:	/s/ Joseph D. Pasquarella
	Name:	Joseph D. Pasquarella
	Title:	Managing Director